Exhibit 99.1

Sunshine Biopharma, Inc.

6500 Trans-Canada Highway

4th Floor

Pointe-Claire, Quebec, Canada H9R0A5

March 24, 2022

Ladies and Gentlemen:

Reference is hereby made to the warrants (“Warrants”) to purchase shares of common stock, dated March 14, 2022, issued by Sunshine Biopharma, Inc. (the “Company”).

By signing below, the undersigned

(i)	confirms that it is a Holder (as defined in the Warrants);
(ii)	consents to the amendment of Section 3(b) of the Warrants to increase the floor price under such Section 3(b) from $2.00 to $2.09. The full text of amended Section 3(b) will read as follows:

b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any shares of Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the shares of Common Stock or such other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price provided that the Base Share Price shall not be less than ~~$2.00~~ $2.09 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the date of the Purchase Agreement). As long as more than fifty percent (50%) of the Warrants are outstanding, without the prior written consent of the holders of the seventy percent (70%) of the outstanding Warrants, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents in any Dilutive Issuance at a price lower than ~~$2.00~~ $2.09 per share. Notwithstanding the foregoing, (i) no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance, and (ii) an Exempt Issuance will not be deemed a Dilutive Issuance for purposes of this Section 3(b). The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any shares of Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued shares of Common Stock or Common Stock Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised.

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(iii)	Other than as amended hereby, the Warrants continue in full force and effect.
(iv)	The Company acknowledges and agrees that the obligations of the Holder under this agreement are several and not joint with the obligations of any other holder or holders of warrants to purchase Common Stock of the Company that were issued by the Company on March 14, 2022 (each, an “Other Holder”) under any other agreement related to the amendment of such warrants (“Other Warrant Amendment Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Amendment Agreement. Nothing contained in this agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by Agreement or any Other Warrant Amendment Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.
(v)	The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof until December 31, 2022, that none of the terms offered to any Other Holder with respect to any Other Warrant Amendment Agreement (or any amendment, modification or waiver thereof) relating to warrants that were sold concurrently with the Warrants, is or will be more favorable to such Other Holder than those of the Holder and this agreement unless such terms are concurrently offered to the Holder. If, and whenever on or after the date hereof until December 31, 2022, the Company enters into an Other Warrant Amendment Agreement relating to warrants that were sold concurrently with the Warrants, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Warrant Amendment Agreement, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each such Other Warrant Amendment Agreement.

(vi)	Neither this agreement nor the transactions contemplated herby are material to the Company and no material, non-public information has been provided to Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. As of the date hereof, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, if any, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and Holder or any of its affiliates, on the other hand, with respect to this agreement and the transactions contemplated hereby terminated and no such obligations have existed since March 10, 2022. The Company confirms that, as of the date hereof, since March 10, 2022, neither it nor any of its subsidiaries or any agent or any other person acting on their behalf has provided to Holder or any of its affiliates any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries. Notwithstanding anything contained in this agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that Holder shall not have (unless expressly agreed to by Holder after the date hereof in a written definitive and binding agreement executed by the Company and Holder), any duty of confidentiality with respect to, or a duty to the Company not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

Very truly yours,

[Name of Holder]

_______________
By:
Name:
Title:

The undersigned confirms and agrees as of the date set forth above:

Sunshine Biopharma, Inc.

By: ___________________

Name: Steve N. Slilaty

Title: Chief Executive Officer